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                                                                   EXHIBIT 2.4



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          OLD GRIST MILL TAVERN, INC.,

                            WHIP POOLING CORPORATION

                                      AND

                             LONGHORN STEAKS, INC.


                           DATED AS OF JUNE 14, 1996
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                          AGREEMENT AND PLAN OF MERGER


             THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of June 14, 1996, by and among OLD GRIST MILL TAVERN, INC. ("OGM"), a Massachusetts corporation having its principal office located in Seekonk, Massachusetts; all of the shareholders of OGM, EDWARD P. GRACE, III and SAMUEL J. ORR (the "Shareholders"), WHIP POOLING CORPORATION ("WPC"), a Georgia corporation having its principal office located in Atlanta, Georgia; and LONGHORN STEAKS, INC. ("LSI"), a Georgia corporation having its principal office located in Atlanta, Georgia.


                                    PREAMBLE

             The Boards of Directors of OGM, WPC and LSI are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of OGM by LSI pursuant to the merger of OGM with and into WPC. At the effective time of such merger, the outstanding shares of the capital stock of OGM shall be converted into the right to receive shares of the common stock of LSI (except as provided herein). As a result, shareholders of OGM shall become shareholders of LSI and WPC shall continue to conduct OGM's business and operations as a wholly-owned subsidiary of LSI. The transactions described in this Agreement are subject to the approval of the shareholders of LSI, expiration of the required waiting period under the HSR Act, the consummation of the Agreement and Plan of Merger dated the same date as the date hereof by and among Bugaboo Creek Steak House, Inc. ("BCS"); Whip Merger Corporation, and LSI; (the "BCS Agreement," together with the agreements upon which the consummation of the BCS Agreement is conditioned, the "BCS Transaction"), and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

             Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

             NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:


                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

             1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, OGM shall be merged with and into WPC in accordance with the provisions of Chapter 156B, Section 79 of the MBCL and with the effect provided in the provisions of Chapter 156B, Section 80 of the MBCL and Section 1107 of the GBCC and with the effect provided in Sections
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1106 and 1107 of the GBCC (the "Merger"). WPC shall be the Surviving
Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of OGM, WPC and LSI and by LSI, as the sole shareholder of WPC and by the Shareholders of OGM.

             1.2 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such place as may be mutually agreed upon by the Parties.

             1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the Commonwealth of Massachusetts and the Certificate of Merger reflecting the Merger become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the first business day following the last to occur of
(i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of LSI approve this Agreement to the extent such approval is required by applicable Law.


                                   ARTICLE 2
                                TERMS OF MERGER

             2.1 CHARTER. The Certificate of Incorporation of WPC in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until otherwise amended or repealed.

             2.2 BYLAWS. The Bylaws of WPC in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

             2.3 DIRECTORS AND OFFICERS. The directors of WPC in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of WPC in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.





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                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

             3.1   CONVERSION OF SHARES. Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of LSI, OGM, WPC or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                   (a) Each share of LSI Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                   (b) Each share of OGM Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive that multiple of a share of LSI Common Stock (the "Exchange Ratio") obtained by dividing $1,506,672 (the purchase price) by 100 (the number of shares of OGM Common Stock outstanding as of the date of this Agreement) (the "Per Share Purchase Price") by the Base Period Trading Price (defined to mean the average of the daily last sale prices for the shares of LSI Common Stock for the 20 consecutive trading days on which such shares are actually traded as over-the-counter securities and quoted on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) ending at the close of trading on the fifth trading day immediately preceding the Closing Date) and rounded to the third decimal place; provided, that for purposes of this calculation, the Base Period Trading Price shall be deemed to equal
       (i) $27.250 in the event the Base Period Trading Price is greater than $27.250 or (ii) $24.000 in the event the Base Period Trading Price is less than $24.000 (collectively, $27.250 and $24.000 are referred to as the "Base Period Trading Price Limitations").

             3.2 ANTI-DILUTION PROVISIONS. In the event LSI changes the number of shares of LSI Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, (i) the Base Period Trading Price Limitations shall be adjusted to appropriately adjust the ratio under which shares of OGM Common Stock will be converted into shares of LSI Common Stock pursuant to Section 3.1(b) of this Agreement, and (ii) if necessary, the anticipated Effective Time shall be postponed for an appropriate period of time agreed upon by the parties in order for the Base Period Trading Price to reflect the market effect of such stock split, stock dividend, or similar recapitalization.

             3.3 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of OGM Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of LSI Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of LSI Common Stock multiplied by the market value of





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one share of LSI Common Stock at the Effective Time. The market value of one share of LSI Common Stock at the Effective Time shall be the last sale price of LSI Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.


                                   ARTICLE 4
                               EXCHANGE OF SHARES

             4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, LSI and OGM shall cause the exchange agent selected by LSI (the "Exchange Agent") to mail to the former shareholders of OGM appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of OGM Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties. After the Effective Time, each holder of shares of OGM Common Stock issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.3 of this Agreement, each holder of shares of OGM Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of LSI Common Stock to which such holder may be otherwise entitled (without interest). LSI shall not be obligated to deliver the consideration to which any former holder of OGM Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of OGM Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of OGM Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither LSI, the Surviving Corporation nor the Exchange Agent shall be liable to a holder of OGM Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law. Execution of this Agreement by the Shareholder shall constitute ratification of the appointment of the Exchange Agent.

             4.2 RIGHTS OF FORMER OGM SHAREHOLDERS. At the Effective Time, the stock transfer books of OGM shall be closed as to holders of OGM Common Stock immediately prior to the Effective Time and no transfer of OGM Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of OGM Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.3 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or





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made by OGM in respect of such shares of OGM Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by LSI on the LSI Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of LSI Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of LSI Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of OGM Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in
Section 4.1 of this Agreement. However, upon surrender of such OGM Common Stock certificate, both the LSI Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.


                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF OGM

             OGM and the Shareholders hereby jointly and severally represent and warrant to LSI as follows:

             5.1 ORGANIZATION, STANDING, AND POWER. OGM is a corporation duly organized, validly existing, and in good standing under the Laws of the Commonwealth of Massachusetts, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. OGM is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on OGM. OGM has no Subsidiaries.

             5.2   AUTHORITY; NO BREACH BY AGREEMENT.

                   (a) OGM has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of OGM, and the OGM Shareholders have unanimously approved this Agreement, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by OGM. This Agreement represents a legal, valid, and binding obligation of OGM and the Shareholders, enforceable against OGM and the Shareholders in accordance with its terms.

                   (b) Neither the execution and delivery of this Agreement by OGM, nor the consummation by OGM of the transactions contemplated hereby, nor compliance by OGM with





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any of the provisions hereof, will (i) conflict with or result in a breach of any provision of OGM's Articles of Incorporation or Bylaws, or (ii) except as disclosed in Section 5.2 of the OGM Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of OGM under, any Contract or Permit of OGM, except for any such Default, Consent or Lien that would not have a Material Adverse Effect on OGM or on any restaurant owned or operated by OGM, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to OGM or any of its material Assets.

                   (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by OGM of the Merger and the other transactions contemplated in this Agreement.

             5.3   CAPITAL STOCK.

                   (a) The authorized capital stock of OGM consists of 5,000 shares of OGM Common Stock, of which 100 shares are issued and outstanding. All of the shares of capital stock issued and outstanding as of the date hereof and at the Effective Time are held by the Shareholders. All of the issued and outstanding shares of capital stock of OGM are duly and validly issued and outstanding and are fully paid and nonassessable under the MBCL. None of the outstanding shares of capital stock of OGM has been issued in violation of any preemptive rights of the current or past shareholders of OGM.

                   (b) Except as set forth in Section 5.3(a) of this Agreement, or as disclosed in Section 5.3 of the OGM Disclosure Memorandum, there are no shares of capital stock or other equity securities of OGM outstanding and no outstanding Rights relating to the capital stock of OGM.

             5.4 FINANCIAL STATEMENTS. Each of the OGM Financial Statements (including, in each case, any related notes) delivered to LSI and/or its advisors was true and correct and fairly presented in all material respects (i) the financial position of OGM as at the respective dates and (ii) the results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect and any pro forma financial information contained in the OGM Financial Statements is not necessarily indicative of the financial position of OGM as of the respective dates thereof and the results of operations and cash flows for the periods indicated.

             5.5   [INTENTIONALLY OMITTED].





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             5.6   ABSENCE OF UNDISCLOSED LIABILITIES. OGM has no Liabilities
that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on OGM, except as disclosed in Section 5.6 of the OGM Disclosure Memorandum. OGM has not incurred or paid any Liability since March 31, 1996, except for such Liabilities (i) discussed in Section 5.6 of the OGM Disclosure Memorandum or (ii) incurred or paid (A) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on OGM or (B) in connection with the transactions contemplated by this Agreement. Except as disclosed in Section 5.6 of the OGM Disclosure Memorandum, OGM is not directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person for any amount in excess of $10,000.

             5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 25, 1995, except as disclosed in Section 5.7 of the OGM Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on OGM, and (ii) there has not been: (A) any material damage, destruction or loss (not covered by insurance) with respect to any material assets of OGM that has resulted in a Material Adverse Effect on OGM, (B) any material change by OGM in its accounting methods, principles or practices; (C) any redemption, repurchase or other reacquisition of any of OGM's equity securities; (D) any material increase in the benefits under, or the establishment or amendment of, any material bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any material increase in the compensation payable or to become payable to directors, officers or employees of OGM, except for increases in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice.

             5.8   TAX MATTERS.

                   (a) Except for such matters as would not have a Material Adverse Effect on OGM, all Tax Returns required to be filed by or on behalf of OGM have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1995, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all Tax Returns filed are complete and accurate in all Material respects. All Taxes shown to be payable on filed Tax Returns have been paid. To the Knowledge of OGM, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as disclosed in Section 5.8 of the OGM Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                   (b) OGM has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years





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currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                   (c) Deferred Taxes of OGM have been provided for in accordance with GAAP.

                   (d) OGM is not a party to any Tax allocation or sharing agreement and OGM has not been a member of an affiliated group filing a consolidated federal income Tax Return or has any Liability for Taxes of any Person (other than OGM) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

                   (e) OGM is in compliance in all material respects with records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

                   (f) Except as disclosed in Section 5.8 of the OGM Disclosure Memorandum, OGM has not made any payments, is not obligated to make any payments, and is not a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                   (g) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of OGM that occurred during or after any Taxable Period in which OGM incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1995.

             5.9 ASSETS. Except as disclosed in Section 5.9 of the OGM Disclosure Memorandum, OGM has good and marketable title, free and clear of all Liens, to all of its respective Assets. All tangible properties used in the businesses of OGM are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with OGM's past practices. All items of inventory of OGM reflected on the most recent balance sheet included in the OGM Financial Statements delivered prior to the Effective Time will consist, as applicable, of items of a quality and quantity usable and saleable in the ordinary course of business and conform to generally accepted standards in the industry in which OGM is a part. All Assets which are material to OGM's business, held under leases or subleases by OGM, are held under valid Contracts enforceable in accordance with their respective terms, and each such Contract is in full force and effect. Section 5.9 of the OGM Disclosure Memorandum sets forth the scope of coverage of all of OGM's insurance policies as of the date of this Agreement, the term of each such policy and the premiums relating thereto. OGM has not received notice from any insurance carrier that
(i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 5.9 of the OGM Disclosure Memorandum, there are presently no claims pending under such policies of insurance and no notices of denial of





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any material claim have been received by OGM under such policies. The Assets of
OGM include all Assets required to operate the business of OGM as presently conducted. To the Knowledge of OGM, all leases for restaurant sites are in full force and effect and the landlord is not in Default thereunder and has not repudiated or waived any material provision of such lease. To the Knowledge of OGM, the landlord of each lease for a restaurant site holds title to the site free of any encumbrance securing debt to any Person other than Persons with whom the relevant BCS Company has a non-disturbance and attornment agreement there is no other exception to title which would have a Material Adverse Effect on the value of the property or OGM's use thereof.

             5.10 INTELLECTUAL PROPERTY. Section 5.10 of the OGM Disclosure Memorandum sets forth a complete and accurate list of, and a brief description of all governmental registrations or applications for governmental registrations of, all Intellectual Property owned, used or licensed by or to OGM which are used in or necessary for the conduct of OGM's business, except as to which the absence of which would not have a Material Adverse Effect on OGM ("OGM Intellectual Property"). No Person has asserted a claim in writing to OGM that OGM has abandoned any OGM Intellectual Property and, to the Knowledge of OGM, OGM has not abandoned any OGM Intellectual Property. Except as disclosed in
Section 5.10 of the OGM Disclosure Memorandum, OGM owns or has the lawful right to use the OGM Intellectual Property. Except as disclosed in Section 5.10 of the OGM Disclosure Memorandum, use of the OGM Intellectual Property by OGM or the Shareholders has not to the Knowledge of OGM misappropriated or infringed on any rights held or owned by any third party, nor has any third party asserted any such claim. OGM is not obligated to pay any royalties to any Person with respect to any OGM Intellectual Property. Except as disclosed in Section 5.10 of the OGM Disclosure Memorandum, every officer or management employee of OGM is a party to a Contract which requires such officer or management employee to keep confidential any trade secrets, proprietary data, customer information, or other business information of OGM, and, to the Knowledge of OGM, no officer is party to, nor to the Knowledge of OGM has OGM received any notice of any other management employee being a party to, any Contract with any Person other than OGM which requires such officer or management employee to assign any interest in any Intellectual Property to any Person other than OGM or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than OGM. Except as disclosed in Section 5.10 of the OGM Disclosure Memorandum, to the Knowledge of OGM, no officer of OGM is party to, nor to the Knowledge of OGM has OGM received any notice of any other management employee being a party to, any Contract which restricts or prohibits such officer, director or management employee from engaging in activities competitive with any Person, including OGM.

             5.11  ENVIRONMENTAL MATTERS.

                   (a) Except as would not have a Material Adverse Effect on OGM, OGM, its Participation Facilities, and its Operating Properties are, and have been during the period of OGM's ownership or operation, in compliance with all Environmental Laws.

                   (b) There is no Litigation pending or, to the Knowledge of OGM, threatened before any court, governmental agency, or authority or other forum in which OGM or any of its Operating Properties or Participation Facilities has been or, with respect to threatened Litigation,





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may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by OGM or any of its Operating Properties or Participation Facilities, nor, to the Knowledge of OGM, is there any reasonable basis for any Litigation of a type described in this sentence which could reasonably be expected to have a Material Adverse Effect on OGM.

                   (c) During the period of (i) OGM's ownership or operation of any of its current properties, (ii) OGM's participation in the management of any Participation Facility, or (iii) OGM's holding of a security interest in an Operating Property, there have been no releases of Hazardous Material in, on, under, adjacent to, or affecting (or to the Knowledge of OGM reasonably likely to affect) such properties, except as would not have a Material Adverse Effect on OGM. Prior to the period of (i) OGM's ownership or operation of any of its current properties, (ii) OGM's participation in the management of any Participation Facility, or (iii) OGM's holding of a security interest in a Operating Property, to the Knowledge of OGM, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except as would not have a Material Adverse Effect on OGM.

             5.12 COMPLIANCE WITH LAWS. OGM has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit, except where the failure to possess such Permit or the occurrence of a Default would not have a Material Adverse Effect on OGM or the restaurant to which the Permit relates. Except as disclosed in Section 5.12 of the OGM Disclosure Memorandum, OGM:

                   (a) is not in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

                   (b) is not in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for any Default that would not have a Material Adverse Effect on OGM or any restaurants owned or operated by OGM; or

                   (c) has not since January 1, 1993, received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that OGM is not in material compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces which has not been resolved, (ii) threatening to revoke any Permits, or (iii) requiring OGM to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking.

             5.13 LABOR RELATIONS. Except as disclosed in Section 5.13 of the OGM Disclosure Memorandum, OGM is not the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is OGM party to any collective bargaining agreement, nor is there any strike or other labor dispute involving OGM, pending or threatened, or to the Knowledge of OGM, is there any activity involving OGM's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

             5.14  EMPLOYEE BENEFIT PLANS.

                   (a) OGM has disclosed in Section 5.14 of the OGM Disclosure Memorandum, and has delivered or made available to LSI prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by OGM or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "OGM Benefit Plans"). Any of the OGM Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "OGM ERISA Plan."

                   (b) All OGM Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on OGM. Each OGM ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and OGM is not aware of any circumstances likely to result in revocation of any such favorable determination letter. OGM has not engaged in a transaction with respect to any OGM Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject OGM to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

                   (c) No OGM ERISA Plan is, and OGM has never maintained or contributed to, a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) or a multiemployer plan within the meaning of Section 3(37) of ERISA. OGM has not provided, or is not required to provide, security to any defined benefit plan or any single-employer plan of any entity which is considered one employer with OGM under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") pursuant to Section 401(a)(29) of the Internal Revenue Code.

                   (d) No Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by OGM with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. OGM has not incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any OGM Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                   (e) Except as disclosed in Section 5.14 of the OGM Disclosure Memorandum, OGM has no Liability for retiree health and life benefits under any of the OGM Benefit Plans and there are no restrictions on the rights of OGM to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder.

                   (f) Except as disclosed in Section 5.14 of the OGM Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of OGM under any OGM Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any OGM Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                   (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of OGM and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the OGM Financial Statements.

             5.15 MATERIAL CONTRACTS. Except as disclosed in Section 5.15 of the OGM Disclosure Memorandum OGM, nor any of its Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for payments to any Person, except for Contracts referred to in Section 5.13(a) of this Agreement and unwritten Contracts with respect to the employment of hourly personnel terminable at will or upon statutorily required notice, (ii) any Contract relating to the borrowing of money by OGM or the guarantee by OGM of any such obligation (other than Contracts for purchase money indebtedness in an aggregate amount not exceeding $10,000, Contracts evidencing trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts OGM from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract involving Intellectual Property, (v) any lease of real property as lessee or lessor, and (vi) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and that are either (x) terminable by OGM upon not more than 60 days notice without payment or penalty or (y) has a remaining term of not more than six months from the date of this Agreement and involves payments not in excess of $10,000 per year) (together with all Contracts referred to in Sections 5.9 and 5.13(a) of this Agreement, the "OGM Contracts"). With respect to each

OGM Contract and except as disclosed in Section 5.15 of the OGM Disclosure
Memorandum: (i) the Contract is in full force and effect; (ii) OGM is not in Default thereunder except for any such Default as would not have a Material Adverse Effect on OGM; (iii) OGM has not repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of OGM, in Default in any respect, or has repudiated or waived any material provision thereunder. Except as disclosed in Section 5.15 of the OGM Disclosure Memorandum, all of the indebtedness of OGM for money borrowed is prepayable at any time by OGM without penalty or premium.

             5.16 LEGAL PROCEEDINGS. Except as disclosed in Section 5.16 of the OGM Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of OGM, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against OGM, or against any director (limited, as to directors, to Litigation with respect to which OGM would have an indemnification obligation under its Articles of Incorporation or Bylaws) or employee benefit plan of OGM, or against any Asset, interest, or right of any of them, nor, except for matters which would not have a Material Adverse Effect on OGM, are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against OGM. Section 5.16 of the OGM Disclosure Memorandum contains a summary of all instituted or pending Litigation as of the date of this Agreement to which OGM is a party and which names OGM as a defendant or cross-defendant.

             5.17 REPORTS. Since January 1, 1992, or the date of organization if later, OGM has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on OGM). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided, however, that to the extent that the foregoing relates to facts or omission regarding Persons other than OGM and its Affiliates, such representation and warranty is made to OGM's Knowledge.

             5.18 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, or other writing furnished or to be furnished by OGM or any Affiliate thereof to LSI pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. OGM has furnished, or within 14 days will furnish, LSI with copies of all written OGM Contracts, and such copies are true and correct copies of the written OGM Contracts as such exist on the date of this Agreement. None of the information supplied or to be supplied by OGM or any Affiliate thereof for inclusion in the Registration Statement to be filed by LSI with the Securities and Exchange Commission (the "SEC") will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by OGM or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed in connection with the BCS Transaction, and any other documents to be filed by OGM or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated thereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of BCS and LSI, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that OGM or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

             5.19 ACCOUNTING, TAX AND REGULATORY MATTERS. Neither OGM nor, to the Knowledge of OGM, any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

             5.20 STATE TAKEOVER LAWS. OGM has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws").

             5.21 CHARTER PROVISIONS. OGM has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of OGM.


                                   ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF LSI

             LSI hereby represents and warrants to OGM as follows:

             6.1 ORGANIZATION, STANDING, AND POWER. LSI is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. LSI is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on LSI.

             6.2   AUTHORITY; NO BREACH BY AGREEMENT.

                   (a) LSI has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of LSI, subject to the approval of the holders of a majority of the shares of LSI Common Stock present and voting at a special meeting of LSI shareholders at which a quorum is present, which is the only shareholder vote required for approval of this Agreement and consummation of the merger by LSI. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of LSI, enforceable against LSI in accordance with its terms.

                   (b) Neither the execution and delivery of this Agreement by LSI, nor the consummation by LSI of the transactions contemplated hereby, nor compliance by LSI with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of LSI's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any LSI Company under, any Contract or Permit of any LSI Company or, (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any LSI Company or any of their respective material Assets.

                   (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by LSI of the Merger and the other transactions contemplated in this Agreement.

             6.3   CAPITAL STOCK.

                   (a) The authorized capital stock of LSI consists of (i) 25,000,000 shares of LSI Common Stock, of which 8,466,350 shares are issued and outstanding as of the date of this Agreement, and (ii) 10,000,000 shares of LSI Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of LSI Capital Stock are, and all of the shares of LSI Common Stock to be issued in exchange for shares of OGM Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of LSI Capital Stock has been, and none of the shares of LSI

Common Stock to be issued in exchange for shares of OGM Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of LSI. LSI has reserved 2,018,350 shares of LSI Common Stock for issuance under the LSI Stock Plans, pursuant to which options to purchase no more than 1,238,031 shares of LSI Common Stock are outstanding.

                   (b) Except as set forth in Section 6.3(a) of this Agreement or as disclosed in Section 6.3 of the LSI Disclosure Memorandum, there are no shares of capital stock or other equity securities of LSI outstanding and no outstanding Rights relating to the capital stock of LSI.

             6.4   SEC FILINGS; FINANCIAL STATEMENTS.

                   (a) LSI has timely filed and made available to OGM all SEC Documents required to be filed by LSI since December 31, 1992 or such later date as LSI first filed, or was first obligated to file, such SEC Documents (the "LSI SEC Reports"). The LSI SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such LSI SEC Reports or necessary in order to make the statements in such LSI SEC Reports, in light of the circumstances under which they were made, not misleading. No LSI Subsidiary is required to file any SEC Documents.

                   (b) Each of the LSI Financial Statements (including, in each case, any related notes) contained in the LSI SEC Reports, including any LSI SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except to the extent required by changes to GAAP or as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of LSI and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect, and any pro forma financial information contained in the LSI Financial Statements is not necessarily indicative of the consolidated financial position of LSI and the LSI Subsidiaries, as the case may be, as of the respective dates thereof and the consolidated results of operations and cash flows for the period indicated.

             6.5 ABSENCE OF UNDISCLOSED LIABILITIES. No LSI Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on LSI, except Liabilities which are accrued or reserved against in the consolidated balance sheets of LSI as of December 31, 1995 and March 31, 1996, included in the LSI Financial Statements or reflected in the notes thereto, or as disclosed in the LSI Disclosure Memorandum. No LSI Company has incurred or paid any Liability since March 31, 1996, except for such Liabilities (i) disclosed in the LSI Disclosure Memorandum or (ii) incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on LSI.

             6.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1995, except as disclosed in the LSI Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.6 of the LSI Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on LSI, and (ii) the LSI Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of LSI contained in Article 7 of this Agreement.

             6.7 COMPLIANCE WITH LAWS. Each LSI Company has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted. Except as disclosed in Section 6.7 of the LSI Disclosure Memorandum, no LSI Company:

                   (a) is in Default of any Laws, Orders or Permits applicable to its business or employees conducting its business; or

                   (b) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any LSI Company is not in material compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces which has not been resolved, or (iii) requiring any LSI Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business.

             6.8 LEGAL PROCEEDINGS. Except as disclosed in Section 6.16 of the LSI Disclosure Memorandum there is no Litigation instituted or pending, or, to the Knowledge of LSI, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any LSI Company, or against any director, employee or employee benefit plan of any LSI Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on LSI, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any LSI Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on LSI.

             6.9 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by any LSI Company or any Affiliate thereof to OGM pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any LSI Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by LSI with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any LSI Company or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to each Party's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by any LSI Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of OGM and LSI, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any LSI Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

             6.10 AUTHORITY OF WPC. WPC is a corporation duly organized, validly existing and in good standing under the Laws of the State of Georgia as a wholly-owned Subsidiary of LSI. The authorized capital stock of WPC shall consist of 1,000 shares of WPC Common Stock, all of which is validly issued and outstanding, fully paid and nonassessable and is owned by LSI free and clear of any Lien. WPC has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of WPC. This Agreement represents a legal, valid, and binding obligation of WPC, enforceable against WPC in accordance with its terms.

             6.11 REPORTS. Since January 1, 1992, or the date of organization if later, each LSI Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and
(iii) any applicable state securities authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on LSI). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

             7.1 AFFIRMATIVE COVENANTS OF OGM. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of LSI shall have been obtained, and except as otherwise expressly contemplated herein, OGM shall (a) operate its business in the usual, regular, and ordinary course, (b) use its reasonable efforts preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c) of this Agreement, or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

             7.2 NEGATIVE COVENANTS OF OGM. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, OGM covenants and agrees that it will not do or agree or commit to do any of the following without the prior written consent of the chief executive officer or chief financial officer of LSI, which consent shall not be unreasonably withheld, conditioned or delayed:

                   (a) amend the Articles of Incorporation, Bylaws or other governing instruments of OGM, or

                   (b) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $10,000 (other than indebtedness for trade payables in the ordinary course of business consistent with past practices) or impose, or suffer the imposition, on any Asset of OGM of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in Section 5.9 of the OGM Disclosure Memorandum); or

                   (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of OGM, or declare or pay any dividend or make any other distribution in respect of OGM's capital stock other than amounts equal to the shareholders' aggregate accumulated adjustments account (as defined in Section 1368(e)(1) of the Internal Revenue Code); provided, that in no event shall OGM undertake any action under this Section 7.2(c) that would result in the BCS Transaction not qualifying for accounting purposes for treatment as a pooling of interests; or

                   (d)    except for this Agreement, or as disclosed in Section
       5.14 of the OGM Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of OGM Common Stock or any other capital stock of OGM, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                   (e) adjust, split, combine or reclassify any capital stock of OGM or issue or authorize the issuance of any other securities in respect of or in substitution for shares of OGM Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $10,000; or

                   (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person, or otherwise acquire direct or indirect control over any Person; or

                   (g) grant any increase in compensation or benefits to the employees or officers of OGM, except in accordance with past practice as disclosed in Section 5.14 of the OGM Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 5.14 of the OGM Disclosure Memorandum; and enter into or amend any severance agreements with officers of OGM; grant any material increase in fees or other increases in compensation or other benefits to directors of OGM except in accordance with past practice disclosed in Section 5.14 of the OGM Disclosure Memorandum; or voluntarily accelerate the vesting of any employee benefits; or

                   (h) enter into or amend any employment Contract between OGM and any Person (unless such amendment is required by Law and except for increases in compensation or benefits in accordance with past practice as disclosed in Section 5.14 or 5.15 of the OGM Disclosure Memorandum) that OGM does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time or upon statutorily required notice; or

                   (i) adopt any new employee benefit plan of OGM or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of OGM other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

                   (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                   (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of OGM for Material money damages or restrictions upon the operations of OGM; or

                   (l) enter into, terminate or materially modify or amend any Contract involving the payment of $10,000 or more, or waive, release, compromise or assign any material rights or claims, except for purchases of inventory in the ordinary course of business under existing Contracts or pursuant to individual purchase orders.

             7.3 COVENANTS OF LSI. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, LSI covenants and agrees that it shall (x) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the LSI Common Stock and the business prospects of the LSI Companies and to the extent consistent therewith use all reasonable efforts to preserve intact the LSI Companies' core businesses and goodwill with their respective employees and the communities they serve, (y) not declare or pay any dividend or make any distribution in respect of LSI Common Stock, and
(z) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c) of this Agreement, or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any LSI Company from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of LSI, desirable in the conduct of the business of LSI and its Subsidiaries. LSI further covenants and agrees that it will not, without the prior written consent of the chief executive officer of OGM, which consent shall not be unreasonably withheld, amend the Articles of Incorporation or Bylaws of LSI, in each case, in any manner adverse to the holders of OGM Common Stock as compared to rights of holders of LSI Common Stock generally as of the date of this Agreement.

             7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

             7.5 REPORTS. Each Party shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

             8.1 REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL. As soon as practicable after execution of this Agreement, LSI shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of LSI Common Stock upon consummation of the Merger. OGM shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as LSI may reasonably request in connection with such action. LSI shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (i) the Board of Directors of LSI shall recommend to their shareholders the approval of this Agreement, and (ii) the Board of Directors and officers of LSI shall use their reasonable efforts to obtain such shareholders' approval. LSI and OGM shall make all necessary filings with respect to the Merger under the Securities Laws.

             8.2 EXCHANGE LISTING. LSI shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of LSI Common Stock to be issued to the holders of OGM Common Stock pursuant to the Merger, and LSI shall give all notices and make all filings with the NASD required in connection with the transactions contemplated herein.

             8.3 APPLICATIONS; ANTITRUST NOTIFICATION. LSI shall prepare and file, and OGM shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. To the extent required by the HSR Act, each of the Parties will within 15 business days of the date hereof file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of the HSR Act. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

             8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, OGM and WPC shall execute and file the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts and WPC shall execute and file the Certificate of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

             8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

             8.6   INVESTIGATION AND CONFIDENTIALITY.

                   (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and of its financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                   (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

             8.7 PRESS RELEASES. Prior to the Effective Time, OGM and LSI shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

             8.8 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, neither OGM nor any Affiliate thereof nor any Representatives thereof retained by OGM shall directly or indirectly solicit any Acquisition Proposal by any Person. Neither OGM nor any Affiliate or Representative thereof shall furnish any non-public information that is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal unless OGM has determined that it must consider an Acquisition Proposal in accordance with
Section 8.8 of the BCS Agreement and requests OGM to furnish information to and/or enter into discussions or negotiations with the Person who has made such Acquisition Proposal. OGM shall promptly advise LSI following the receipt of any Acquisition Proposal and the details thereof, and advise LSI of any developments with respect to such Acquisition Proposal, including but not limited to, any decision by the Board of Directors to cause OGM to furnish non-public information to the Person making such Acquisition Proposal, promptly upon the occurrence thereof. OGM shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

             8.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code for federal income tax purposes.

             8.10 STATE TAKEOVER LAWS. OGM shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable Takeover Law.

             8.11 CHARTER PROVISIONS. OGM shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of OGM.

             8.12 AGREEMENT OF AFFILIATES. OGM has disclosed in Section 8.12 of the OGM Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of OGM for purposes of Rule 145 under the 1933 Act. OGM shall use its reasonable efforts to cause each such Person to deliver to LSI not later than 30 days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 1, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of OGM Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of LSI Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of LSI and OGM have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Shares of LSI Common Stock issued to such affiliates of OGM in exchange for shares of OGM Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of LSI and OGM have been published within the meaning of
Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and LSI shall be entitled to place restrictive legends upon certificates for shares of LSI Common Stock issued to affiliates of OGM pursuant to this Agreement to enforce the provisions of this
Section 8.12). LSI shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of LSI Common Stock by such affiliates.

             8.13 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, LSI shall provide generally to officers and employees of OGM employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of LSI Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the LSI Companies to their similarly situated officers and employees. For purposes of participation, vesting and (except in the case of LSI retirement plans) benefit accrual under LSI's employee benefit plans, the service of the employees of OGM prior to the Effective Time shall be treated as service with a LSI Company participating in such employee benefit plans. LSI also shall cause the Surviving Corporation to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.13 of the OGM Disclosure Memorandum to LSI between OGM and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the OGM Benefit Plans.

             8.14  INDEMNIFICATION.

      (a) Subject to the terms and conditions of this Section 8.14, Shareholders, jointly and severally, agree to indemnify and hold harmless LSI, from and against any and all assessments, losses, damages (including special and consequential damages incurred by third party claims claimants), liabilities, and out of pocket costs and expenses, including without limitation, interest, penalties, cost of external investigation (i.e., not including cost of employees of LSI) and defense, and reasonable attorneys' and other professional fees and expenses paid, suffered or incurred by LSI within the later period of: (i) one
(1) year following the Effective Time or (ii) first publication by LSI of audited consolidated financial statements covering an accounting period after the Closing Date for those items that would be expected to be encountered in the audit process; and resulting from, based upon, or arising out of:

             (i) the inaccuracy, untruth or incompleteness of any representation or warranty of OGM or the Shareholders contained in or made pursuant to the this Agreement or in the OGM Disclosure Memorandum or any certificate or Exhibit furnished by OGM in connection therewith; or

             (ii) a breach of or failure to perform any covenant or agreement of OGM or the Shareholders made in this Agreement.

Provided, that the right to indemnification shall extend beyond such period with respect to any claim for which written notice was given to the Shareholders during such period but shall expire on the expiration of the applicable statutes of limitations unless an action has been brought with respect thereto.

      (b) An indemnification claim shall be made by LSI by delivery of a written notice to the Shareholders requesting indemnification and specifying in reasonable detail the basis on which indemnification is sought and the amount for which indemnification is sought.

      (c) The Shareholders shall have 30 days to object to an indemnification claim by delivery of a written notice of such objection to LSI specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the indemnification claim by the Shareholders, and the indemnification claim shall be paid in accordance with
Section 11(d). If an objection is timely interposed by the Shareholders, then LSI and the Shareholders shall negotiate in good faith for a period of 60 business days from the date LSI receives such objection prior to commencing any formal legal action, suit or proceeding with respect to such indemnification claim.

      (d) Upon final determination of the amount of an indemnification claim, whether by agreement between the Shareholders and LSI or by an arbitration award or other adjudication, the Shareholders shall pay the amount of such indemnification claim within ten (10) days of the date such amount is finally determined and all relevant appeal periods have expired. Payment shall be made by delivery to LSI of shares of LSI Common Stock, which shall be valued for such purpose at the last sale price of such common stock on the Nasdaq National Market (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the Effective Time, such price to be appropriately adjusted for changes in the number of shares of LSI Common Stock outstanding as a result of a stock split, stock dividend, or similar recapitalization occurring after the Effective Time and before the delivery of such shares to LSI.

      (e) Upon payment in full of any indemnification claim, the Shareholders shall be subrogated to the extent of such payment to the rights of LSI against any person or entity with respect to the subject matter of such indemnification claim.

      (f) Shareholders shall not be liable to LSI for any indemnification hereunder except to the extent that the aggregate assessments, losses, damages (including special and consequential damages incurred by third party claims claimants), liabilities, and out of pocket costs and expenses, including without limitation, interest, penalties, cost of external investigation (i.e., not including cost of employees of LSI) and defense, and reasonable attorneys' and other professional fees and expenses subject to indemnification for which Shareholders are responsible exceeds ten thousand dollars ($10,000). Notwithstanding any other provision hereof, in no event shall the obligation of the Shareholders to indemnify LSI pursuant to this Section 8.14 exceed the aggregate value of the total number of shares of LSI Common Stock issued to Shareholder pursuant to this Agreement valued at the last sale price of such common stock on the Nasdaq National Market (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the Effective Time.

                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

             9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived pursuant to Section 11.6 of this
Agreement:

                   (A) SHAREHOLDER APPROVAL. The shareholders of LSI shall have adopted or approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.

                   (B) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of LSI would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, LSI would not, in its reasonable judgment, have entered into this Agreement.

                   (C) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of LSI would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, LSI would not, in its reasonable judgment, have entered into this Agreement.

                   (D) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                   (E) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of LSI Common Stock issuable pursuant to the Merger shall have been received.

                   (F) EXCHANGE LISTING. The shares of LSI Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

                   (G) TAX MATTERS. Each Party shall have received a written opinion of counsel from Alston & Bird, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of OGM Common Stock for LSI Common Stock will not give rise to gain or loss to the shareholders of OGM with respect to such exchange (except to the extent of any cash received), and (iii) none of OGM, LSI or WPC will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of OGM and LSI reasonably satisfactory in form and substance to such counsel.

             9.2 CONDITIONS TO OBLIGATIONS OF LSI. The obligations of LSI to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by LSI pursuant to Section 11.6(a) of this Agreement:

                   (A)    REPRESENTATIONS AND WARRANTIES. For purposes of this
       Section 9.2(a), the accuracy of the representations and warranties of OGM set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of OGM set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of OGM set forth in Sections 5.19, 5.20, and 5.21 of this Agreement shall be true and correct in all material respects.

                   (B) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of OGM to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                   (C) CERTIFICATES. OGM shall have delivered to LSI (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 of this Agreement as relates to OGM and in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by OGM's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as LSI and its counsel shall request.

                   (D) OPINION OF COUNSEL. LSI shall have received an opinion of Hinckley, Allen & Snyder, counsel to OGM, dated as of the Closing, in form reasonably satisfactory to LSI, as to the matters set forth in Exhibit 3.

                   (E) POOLING LETTERS. LSI shall have received letters, a draft dated as of the date of filing of the Registration Statement with the SEC and a final version dated as of the Effective Time, in form and substance reasonably acceptable to LSI, from KPMG Peat Marwick LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment. LSI also shall have received letters, a draft dated as of the date of filing of the Registration Statement with the SEC and a final version dated as of the Effective Time, in form and substance reasonably acceptable to LSI, from KPMG Peat Marwick LLP to the effect that such firm is not aware of any matters relating to OGM and its Subsidiaries which would preclude the Merger from qualifying for pooling-of-interests accounting treatment.

                   (F) ACCOUNTANT'S LETTERS. LSI shall have received from KPMG Peat Marwick LLP letters dated not more than five days prior to (i) the date of the Joint Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding OGM, in form and substance reasonably satisfactory to LSI, which letters shall be based upon customary specified procedures undertaken by such firm in accordance with Statement of Auditing Standard No. 72.

                   (G) AFFILIATES AGREEMENTS. LSI shall have received from each affiliate of OGM the affiliates letter referred to in Section 8.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of LSI that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

                   (H) SHAREHOLDERS' EQUITY. OGM's shareholders' equity as of the end of the last fiscal quarter preceding Closing shall not be materially less than OGM's shareholders' equity as of March 31, 1996, excluding for purposes of the calculation of such shareholders' equity the effects of (i) all costs, fees and charges, including fees and charges of OGM's accountants, counsel and financial advisors, whether or not accrued or paid, that are related to the transaction contemplated by this Agreement, (ii) distributions to shareholders permitted under
       Section 7.2(c) hereof, and (iii) any reductions in OGM's shareholders' equity resulting from any actions or changes in policies of OGM taken at the request of LSI.

                   (I) FAIRNESS OPINION. LSI shall have received from The Robinson-Humphrey Company, Inc. a letter, dated not more than five business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the consideration to be received by LSI connection with the Merger is fair, from a financial point of view, to LSI and its shareholders.

                   (J) OGM AUDIT. OGM shall have delivered to LSI an audited balance sheet (including related notes and schedules, if any) as of June 25, 1995, and as of March 31, 1996, and the statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the fiscal year ended June 25, 1995 and the 40 weeks ended March 31, 1996, of OGM together with the report of KPMG Peat Marwick LLP thereon, at least 40 calendar days after the date of this Agreement. OGM shall have delivered to LSI an audited balance sheet (including related notes and schedules, if any) as of June 30, 1996, and the statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the fiscal year then ended, of OGM together with the report of KPMG Peat Marwick LLP thereon, at least 30 calendar days prior to the Effective Time.

             9.3 CONDITIONS TO OBLIGATIONS OF OGM. The obligations of OGM to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by OGM pursuant to Section 11.6(b) of this Agreement:

                   (A)    REPRESENTATIONS AND WARRANTIES. For purposes of this
       Section 9.3(a), the accuracy of the representations and warranties of LSI set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of LSI set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). There shall not exist inaccuracies in the representations and warranties of LSI set forth in this Agreement (including the representations and warranties set forth in Sections 6.3.) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on LSI; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                   (B) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of LSI to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with.

                   (C) CERTIFICATES. LSI shall have delivered to OGM (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.3 of this Agreement as relates to LSI and in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by LSI's Board of Directors and shareholders and WPC's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as OGM and its counsel shall request.

                   (D) OPINION OF COUNSEL. OGM shall have received an opinion of Alston & Bird, counsel to LSI, dated as of the Effective Time, in form reasonably acceptable to OGM, as to the matters set forth in Exhibit 3.

                   (E) ACCOUNTANT'S LETTERS. OGM shall have received from KPMG Peat Marwick LLP letters dated not more than five days prior to (i) the date of the Joint Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding LSI, in form and substance reasonably satisfactory to OGM, which letters shall be based upon customary specified procedures undertaken by such firm.



                                   ARTICLE 10
                                  TERMINATION

             10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the adoption or approval of this Agreement by the shareholders of OGM and LSI or both, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                   (a) By mutual consent of the Board of Directors of LSI and the Board of Directors of OGM; or

                   (b) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of LSI fail to adopt or approve this Agreement and the transactions contemplated hereby as required by the GBCC and the rules of the NASD at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

                   (c) By OGM or LSI, if LSI or BCS has terminated the BCS Agreement for any reason; or

                   (d) By LSI in the event that the BCS Transaction shall not have been consummated by December 31, 1996, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by LSI.

             10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b) or 10.1(c) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.


                                   ARTICLE 11
                                 MISCELLANEOUS

             11.1  DEFINITIONS.

                   (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                   "1933 ACT" shall mean the Securities Act of 1933, as amended. "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.
                   "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or a substantial equity interest in, or all or substantially all of the assets of, any of its Subsidiaries.
                   "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or
       (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.
                   "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits, schedules and Disclosure Memoranda delivered pursuant hereto and incorporated herein by reference.
                   "ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by OGM and WPC and filed with the Secretary of State of the Commonwealth of Massachusetts relating to the Merger as contemplated by
       Section 1.1 of this Agreement.
                   "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.
                   "CERTIFICATE OF MERGER" shall mean the Certificate to be executed by WPC and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1 of this Agreement.
                   "CLOSING DATE" shall mean the date on which the Closing occurs.

                   "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.
                   "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.
                   "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.
                   "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material.
                   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.
                   "EXHIBITS" 1 through 3, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.
                   "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.
                   "GBCC" shall mean the Georgia Business Corporation Code. "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental
       Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).
                   "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                   "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.
                   "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
                   "JOINT PROXY STATEMENT" shall mean the proxy statement used by BCS and LSI to solicit the adoption or approval of their respective shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of LSI relating to the issuance of the LSI Common Stock to holders of BCS Common Stock.
                   "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known in the reasonable exercise of their duties by the Chairman, President, and Chief Financial Officer, and with respect to OGM shall also include the Edward P. Grace III.
                   "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.
                   "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.
                   "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.
                   "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution or demand letter, or notice (written or oral) by any Person of governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding alleging potential Liability, or any Regulatory Authority or other federal, state or local governmental agency or department requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.
                   "LSI CAPITAL STOCK" shall mean, collectively, the LSI Common Stock, the LSI Preferred Stock and any other class or series of capital stock of LSI.
                   "LSI COMMON STOCK" shall mean the no par value common stock of LSI.
                   "LSI COMPANIES" shall mean, collectively, LSI and all LSI Subsidiaries.
                   "LSI DISCLOSURE MEMORANDUM" shall mean the written information entitled "Longhorn Steaks, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to OGM describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.
                   "LSI FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of LSI as of March 31, 1996, and as of December 31, 1995 and 1994, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1996, and for each of the three years ended December 31, 1995, 1994 and 1993, as filed by LSI in SEC Documents, and
       (ii) the consolidated statements of condition of LSI (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 1996.
                   "LSI PREFERRED STOCK" shall mean the no par value preferred stock of LSI.
                   "LSI STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of LSI designated as follows:
       Longhorn Steaks, Inc. Amended and Restated 1992 Incentive Plan, Longhorn Steaks, Inc. Stock Option Agreement with Richard E. Rivera and Longhorn Steaks, Inc. 1996 Stock Plan for Outside Directors.
                   "LSI SUBSIDIARIES" shall mean the Subsidiaries of LSI and any corporation or other organization acquired as a Subsidiary of LSI in the future and held as a Subsidiary by LSI at the Effective Time.
                   "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of
       (a) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed written Consent of the other Party in contemplation of the transactions contemplated hereby, and (z) the Merger on the operating performance of the Parties, including expenses incurred by the Parties in consummating the transactions contemplated by this Agreement.
                   "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.
                   "MBCL" shall mean the Massachusetts General Business Corporation Law.
                   "NASD" shall mean the National Association of Securities Dealers, Inc.
                   "NASDAQ NATIONAL MARKET" shall mean the Nasdaq Stock Market's National Market of the National Association of Securities Dealers Automated Quotations System.
                   "OGM COMMON STOCK" shall mean the $100 par value common stock of OGM.

                   "OGM DISCLOSURE MEMORANDUM" shall mean the written information entitled "Old Grist Mill Tavern, Inc. Disclosure
       Memorandum" delivered prior to the date of this Agreement to LSI describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto. Where any representation or warranty contained in the Agreement is limited or qualified by the materiality of the matters as to which the representation or warranty is given, the inclusion of any matter in the Disclosure Memorandum does not constitute a determination by OGM that such matters are material.
                   "OGM FINANCIAL STATEMENTS" shall mean (i) the balance sheets (including related notes and schedules, if any) of OGM as of June 25, 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the fiscal year ended June 25, 1995 and (ii) the balance sheets of OGM (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to June 25, 1995.
                   "OPERATING PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.
                   "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.
                   "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.
                   "PARTY" shall mean either OGM or LSI, and "PARTIES" shall mean both OGM and LSI.
                   "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.
                   "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.
                   "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by LSI under the 1933 Act with respect to the shares of LSI Common Stock to be issued to the shareholders of OGM in connection with the transactions contemplated by this Agreement.

                   "REGULATORY AUTHORITIES" shall mean, collectively, the NASD, the SEC, the Federal Trade Commission, the United States Department of Justice, and all other federal, state, county, local or other governmental or regulatory agencies, authorities, instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.
                   "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.
                   "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.
                   "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.
                   "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.
                   "SHAREHOLDERS MEETINGS" shall mean the meeting of the shareholders of LSI to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.
                   "SIGNIFICANT SUBSIDIARY" shall mean any present or future consolidated Subsidiary of the Party in question, the assets of which constitute ten percent (10%) or more of the consolidated assets of such Party as reflected on such Party's consolidated statement of condition prepared in accordance with GAAP.
                   "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), or (ii) in the case of partnerships, serves as a general partner.
                   "SURVIVING CORPORATION" shall mean WPC as the surviving corporation resulting from the Merger.
                   "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.
                   "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.
                   "WPC COMMON STOCK" shall mean the $.01 par value common stock of WPC.

                   (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

      Base Period Trading Price Limitations                     Section 3.1(c)
      Base Period Trading Price                                 Section 3.1(c)
      Closing                                                   Section 1.2
      Effective Time                                            Section 1.3
      ERISA Affiliate                                           Section 5.14(b)
      Exchange Agent                                            Section 4.1
      Exchange Ratio                                            Section 3.1(c)
      Merger                                                    Section 1.1
      OGM Contracts                                             Section 5.15
      OGM Benefit Plans                                         Section 5.14
      OGM ERISA Plan                                            Section 5.14
      OGM Intellectual Property                                 Section 5.10
      Per Share Purchase Price                                  Section 3.1(c)
      SEC                                                       Section 5.18
      Tax Opinion                                               Section 9.1(h)

                   (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

             11.2 EXPENSES. Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

             11.3 BROKERS AND FINDERS. Except for Tucker Anthony Incorporated as to OGM and except for The Robinson-Humphrey Company, Inc. as to LSI, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed on its behalf any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by OGM or LSI, each of OGM and LSI, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

             11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.13 and
8.14 of this Agreement.

             11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of OGM Common Stock, there shall be made no amendment that requires further approval by such shareholders without the further approval of such shareholders.

             11.6  WAIVERS.

                   (a) Prior to or at the Effective Time, LSI, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by OGM, to waive or extend the time for the compliance or fulfillment by OGM of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of LSI under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of LSI.

                   (b) Prior to or at the Effective Time, OGM, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by LSI, to waive or extend the time for the compliance or fulfillment by LSI of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of OGM under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of OGM.

                   (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

             11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

             11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

             OGM and Shareholders:          Old Grist Mill Tavern, Inc.
                                            c/o Bugaboo Creek Steak House, Inc.
                                            1275 Wampanoag Trail
                                            East Providence, Rhode Island 02915
                                            Telecopy Number: (401) 433-5986

                                            Attention: Edward P. Grace, III

             Copy to Counsel:               Hinckley, Allen & Snyder
                                            1500 Fleet Center
                                            50 Kennedy Plaza
                                            Providence, Rhode Island 02903
                                            Telecopy Number: (401) 277-9600

                                            Attention: Margaret D. Farrell

             LSI:                           Longhorn Steaks, Inc.
                                            8215 Roswell Road, Building 200
                                            Atlanta, Georgia 30350
                                            Telecopy Number: (770) 399-7796

                                            Attention: Richard E. Rivera

             Copy to Counsel:               Alston & Bird
                                            1201 West Peachtree Street
                                            Atlanta, Georgia 30309-3424
                                            Telecopy Number: (404) 881-7777

                                            Attention: William H. Avery

             11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws.

            11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

            11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

            11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

             IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

                                        OLD GRIST MILL TAVERN, INC.



                                        By: /s/ Edward P. Grace, III
                                            ------------------------------
                                            President


[CORPORATE SEAL]



ATTEST:                                 LONGHORN STEAKS, INC.



/s/ Anne D. Huemme                      By: /s/ Richard E. Rivera
- ---------------------------                -------------------------------
Secretary                                  Richard E. Rivera
                                           President


[CORPORATE SEAL]



ATTEST:                                 WHIP POOLING CORPORATION


/s/ F. Fitzhugh Taylor, III                 /s/ Richard E. Rivera
- ---------------------------             By: ------------------------------
Secretary                                   President



[CORPORATE SEAL]

                               THE SHAREHOLDERS:

                               EDWARD P. GRACE, III

                               /s/ Edward P. Grace, III
                               ---------------------------------



                               SAMUEL J. ORR, JR.

                               /s/ Samuel J. Orr, Jr.
                               ---------------------------------
                               By: David Rizzo as Attorney-in-Fact

               EXHIBIT 1: FORM OF AGREEMENT OF AFFILIATES OF OGM.

                              AFFILIATE AGREEMENT

Longhorn Steaks, Inc.
8215 Roswell Road
Building 200
Atlanta, Georgia 30350

Attention:
          --------------------
          --------------------

Gentlemen:

      The undersigned is a shareholder of Old Grist Mill Tavern, Inc. ("OGM"), a corporation organized and existing under the laws of the Commonwealth of Massachusetts and located in Boston, Masschusetts, and will become a shareholder of the Longhorn Steaks, Inc. ("LSI") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of June , 1996 (the "Agreement"), by and among LSI, Whip Pooling Corporation ("WPC") and OGM. Under the terms of the Agreement, OGM will be merged into and with WPC (the "Merger"), and the shares of the $100 par value common stock of OGM ("OGM Common Stock") will be converted into and exchanged for shares of the no par value common stock of LSI ("LSI Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and LSI regarding certain rights and obligations of the undersigned in connection with the shares of LSI to be received by the undersigned as a result of the Merger.

      In consideration of the Merger and the mutual covenants contained herein, the undersigned and LSI hereby agree as follows:

      1. Affiliate Status. The undersigned understands and agrees that as to OGM he is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he will be such an "affiliate" at the time of the Merger.

      2. Initial Restriction on Disposition. The undersigned agrees that he will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of LSI Common Stock into which his shares of OGM Common Stock are converted upon consummation of the Merger until such time as LSI notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of LSI and OGM. LSI agrees that it will publish such results within 45 days after the end of the first fiscal quarter of LSI containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

      3. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

             (a) During the 30 days immediately preceding the Effective Time of the Merger, the undersigned has not sold, transfered, or otherwise disposed of his interests in, or reduced his risk relative to, any of the shares of OGM Common Stock beneficially owned by the undersigned as of the record date for determination of shareholders entitled to vote at the Shareholders' Meeting of OGM held to approve the Merger.

             (b) The LSI Common Stock received by the undersigned as a result of the Merger will be taken for his own account and not for others, directly or indirectly, in whole or in part.

             (c) LSI has informed the undersigned that any distribution by the undersigned of LSI Common Stock has not been registered under the 1933 Act and that shares of LSI Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that LSI is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of LSI Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

             (d) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to Section 8 hereof to, have all shares of OGM Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearinghouse.

             (e) The undersigned is aware that LSI intends to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code ("Code") for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as LSI for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the Income Tax Regulations requires "continuity of interest" in order for the Merger to be treated as tax-free under
       Section 368 of the Code. This requirement is satisfied if, taking into account those OGM shareholders who receive cash in exchange for their stock, who receive cash in lieu of fractional shares, or who dissent from the Merger, there is no plan or intention on the part of the OGM shareholders to sell or otherwise dispose of the LSI Common Stock to be received in the Merger that will reduce such shareholders' ownership to a number of shares having, in the aggregate, a value at the time of the merger of less than 50% of the total fair market value of the OGM Common Stock outstanding immediately prior to the Merger. The undersigned has no prearrangement, plan or intention to sell or otherwise dispose of an amount of his LSI Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied.

      4. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of LSI Common Stock received by the undersigned pursuant to the Merger will be given to LSI's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

       "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Longhorn Steaks, Inc. ("LSI") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of LSI) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of LSI) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for LSI that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing LSI securities issued subsequent to the original issuance of the LSI Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the LSI Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, LSI shall cause the certificates representing the shares of LSI Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the LSI Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), LSI, upon the request of the undersigned, will cause the certificates representing the shares of LSI Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by LSI of an opinion of its counsel to the effect that such legend may be removed.

      5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of LSI Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for OGM.

      6. Filing of Reports by LSI. LSI agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of LSI Common Stock issued to the undersigned pursuant to the Merger.

      7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of LSI Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for LSI Common Stock together with such additional information as the transfer agent may reasonably request. If LSI's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), LSI shall cause such counsel to provide such opinions as may be necessary to LSI's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

      8. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of OGM and LSI that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of LSI or becomes a director or officer of LSI upon consummation of the Merger, among other things, any sale of LSI Common Stock by the undersigned within a period of less than six months following the effective time of the Mergers may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

      9. Miscellaneous. This Affiliate Agreement is the complete agreement between LSI and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Massachusetts.

      This Affiliate Agreement is executed as of the ____ day of _________, 19__.

                               Very truly yours,

                               ---------------------------
                               Signature

                               ---------------------------
                               Print Name
                               ---------------------------

                               ---------------------------

                                    ---------------------------
                                    Address

                                    [add below the signatures of all registered owners of shares deemed beneficially owned by the affiliate]

                                    ---------------------------
                                    Name:

                                    ---------------------------
                                    Name:

                                    ---------------------------
                                    Name:

AGREED TO AND ACCEPTED as of
_______________, 19__

LONGHORN STEAKS, INC.


By:
   -------------------------

      EXHIBIT 2: MATTERS AS TO WHICH HINCKLEY, ALLEN & SNYDER WILL OPINE.

            MATTERS AS TO WHICH HINCKLEY, ALLEN & SNYDER WILL OPINE

             1. OGM is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full corporate power and authority to carry on the business in which it is engaged as described in the proxy statement used to solicit the approval by the stockholders of LSI of the transactions contemplated by the Agreement ("Proxy Statement"), and to own and use its Assets.

             2. The authorized capital stock of OGM consists of 5,000 shares of OGM Common Stock, of which 100 shares were issued and outstanding as of _________, 1996. The shares of OGM Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued and are fully paid and nonassessable under the Massachusetts Business Corporation Law. To our knowledge, except as set forth in Section 5.3(a) of the Merger Agreement or Section 5.3 of the BCS Disclosure Memorandum, there are no options, subscriptions, warrants, calls, rights or commitments obligating OGM to issue any equity securities or acquire any of its equity securities.

             3. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Organization or Bylaws of OGM or, to our knowledge but without any independent investigation, result in any conflict with, breach of, or default or acceleration under any Contract or Order to which OGM is a party or by which OGM is bound.

             4. The Agreement has been duly and validly executed and delivered by OGM and, assuming valid authorization, execution and delivery by LSI and WPC, constitutes a valid and binding agreement of OGM enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

            EXHIBIT 3: MATTERS AS TO WHICH ALSTON & BIRD WILL OPINE.

                  MATTERS AS TO WHICH ALSTON & BIRD WILL OPINE


             1. LSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with full corporate power and authority to carry on the business in which it is engaged as described in the proxy statement used to solicit the approval by the stockholders of LSI of the transactions contemplated by the Agreement ("Proxy Statement"), and to own and use its Assets.

             2. WPC is a corporation duly organized and validly existing and in good standing under the laws of the State of Georgia with full corporate power and authority to carry on the business in which it is engaged as described in the Proxy Statement, and to own and use its Assets.

             3. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of LSI or, to our knowledge but without any independent investigation, any Contract or Order to which LSI is a party or by which LSI is bound. The adoption of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of WPC or, to our knowledge but without any independent investigation, any Contract or Order to which WPC is a party or by which WPC is bound.

             4. The Agreement has been duly and validly executed and delivered by LSI, and assuming valid authorization, execution and delivery by OGM, constitutes a valid and binding agreement of LSI enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

             5. The shares of LSI Common Stock to be issued to the shareholders of OGM as contemplated by the Agreement have been registered under the Securities Act of 1933, as amended, and when properly issued and delivered following consummation of the Merger will be fully paid and non-assessable under the Georgia Business Corporation Code.